UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2020

(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

5790 Widewaters Parkway, DeWitt, New York	13214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 445-2282

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CBU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 8.01	Other Events

On May 13, 2020, Community Bank System, Inc. (the “Company”) issued a press release announcing that it has received the regulatory approvals from the Office of the Comptroller of the Currency, the Federal Reserve Bank of New York, and the New York State Department of Financial Services to complete the proposed merger (the “Merger”) with Steuben Trust Corporation (“Steuben”). The Merger is expected to close on June 12, 2020, subject to the satisfaction of customary closing conditions.

Important Information for Investors and Shareholders

The Company filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 containing a proxy statement of Steuben and a prospectus of the Company, and the Company will file other documents with respect to the proposed merger. A definitive proxy statement/prospectus was mailed to shareholders of Steuben. Investors and shareholders of Steuben are urged to read the proxy statement/prospectus and the other materials that were filed with the SEC carefully because they contain important information. Investors and shareholders are able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about the Company at the SEC’s Internet site (http://www.sec.gov). You are also able to obtain these documents, free of charge from Steuben at www.steubentrust.com/about/investor-relations.html or from the Company by accessing its website at www.cbna.com under the heading of “Investor Relations” and then “SEC Filings & Annual Report.” Copies of the proxy statement/prospectus can also be obtained, free of charge, by directing a request to Steuben Trust Corporation, One Steuben Square, Hornell, New York 14843, Attention: Investor Relations, Telephone: (866) 783-8236, or to Community Bank System, Inc., 5790 Widewaters Parkway, DeWitt, New York 13214, Attention: Investor Relations, Telephone: (315) 445-2282.

Forward Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words “will,” “anticipate,” “expect,” “intend,” “estimate,” “target,” and words of similar import. Forward-looking statements are not historical facts but instead express only management’s current beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. The following factors, among others listed in Company’s Form 10-K and Form 10-Q filings, could cause the actual results of the Company’s operations to differ materially from the Company’s expectations: the effect of the COVID-19 pandemic, including the negative impacts and disruptions on the Company’s colleagues, the communities it serves, and the domestic and global economy, which may have an adverse effect on the Company’s business; the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the parties’ ability to achieve the synergies and value creation contemplated by the proposed merger; the parties’ ability to successfully integrate operations in the proposed merger; the effect of the announcement of the proposed merger on the ability of Steuben to maintain relationships with its key partners, customers and employees, and on its operating results and business generally; competition; changes in economic conditions, interest rates and financial markets; the successful integration of operations of its acquisitions; and changes in legislation or regulatory requirements. The Company does not assume any duty to update forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated May 13, 2020, issued by Community Bank System, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

By:	/s/ George J. Getman
Name: Title:	George J. Getman EVP and General Counsel

Dated: May 13, 2020

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 13, 2020, issued by Community Bank System, Inc.